UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - April 3, 2007

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

As reported on the August 14, 2006 Current Report on Form 8-K for Axion Power International, Inc. filed with the SEC, we had filed on May 3, 2006 the Post-effective Amendment No. 2 to our Form S-1 Registration Statement under the Securities Act of 1933 for the purpose of registering the resale of 1,627,500 shares of common stock held by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the “Mega-C Trust”). On May 12, 2006, we were advised by the SEC that the amendment would be held in abeyance while the SEC’s accounting staff conducted a detailed review of our audited financial statements for the years ended December 31, 2003, 2004 and 2005 and our unaudited interim financial statements for the periods ended March 31, June 30 and September 30, 2004 and 2005. As is typical in such reviews, the SEC’s accounting staff raised a number of issues that our management, lawyers and auditors have been diligently working to address.

On August 9, 2006, the audit committee of the board of directors concluded that notes receivable from Mega-C Power Corporation should have been impaired for reporting purposes as of June 30, 2004 and for all subsequent reporting periods. Accordingly, the audit committee concluded that our previously issued audited financial statements for the years ended December 31, 2004 and 2005 and our previously issued unaudited interim financial statements for the period ended June 30, 2004 and all subsequent interim periods should no longer be relied upon. . This decision was reported on August 14, 2006 in a Current Report on Form 8-K.

In a subsequent Current Report on Form 8-K filed on September 22, 2006, we reported that our audit committee concluded on September 18, 2006, that, upon reexamination of the issues raised by the SEC and discussion with our outside consultants, our financial statements for the fiscal years ended December 31, 2003 and 2004 should be re-audited. Until these re-audits are complete, the company concluded that the previously issued audited financial statements for the years ending December 31, 2003 and 2004, and our interim financial statements for the periods ended March 31, June 30, and September 30 of 2004 and 2005 should no longer be relied upon. The audit committee then directed an overall assessment of the company’s accounting and financial statements. The assessment included an in-depth technical analysis of matters raised by the SEC, as well as other items. After the 2003, 2004 and 2005 financial statements were restated by management, the audit committee requested the company’s current (2005) independent registered public accountants, Freed Maxick & Battaglia (FMB), to proceed with a re-audit of 2003 and 2004, as restated, and an audit of the carry forward adjustments to 2005.

On April 3, 2007, the audit committee reached the following conclusions:

1.
Amounts incurred to acquire the e3 Supercell technology should have been classified as a purchase of in process research and development (IPR&D) and written off immediately as a current expense. A total of $1,794,000 was originally reported as an asset on the balance sheet and classified as “Future interest in affiliate Company” in 2003, “Contingent future interest in affiliate Company” in 2004 and “Intangible assets” (combined with other items) in 2005. In the restated financial statements, $1,794,000 of IPR&D will be expensed in 2003 and the associated balance sheet asset will be eliminated. The asset of $1,794,000 will not appear on the 2004 and 2005 balance sheets but there is no effect on the Statements of Operations.

2.
Notes receivable from Mega-C should have been fully impaired (written off) when the advances were made. The advances to Mega-C, as reported on the balance sheets, aggregated to $388,149 at December 31, 2003, $958,523 at December 31, 2004 and $1,287,189 at December 31, 2005. In the restated financial statements, all advances will be impaired during the period when the advances were made and the associated asset balance will be eliminated. The adjustment will increase our reported net losses in 2003, 2004 and 2005 by $388,149, $570,374 and $328,666, respectively.

3.
The compensation related to certain stock options and warrants granted to employees and consultants, as well as for the acquisition of intellectual property, was reconsidered in accordance with applicable accounting guidance. As a result, additional expense amounting to approximately $450,000, $95,000 and $83,000 will be recorded in 2003, 2004, and 2005, respectively. The adjustment will increase our reported net losses in 2003, 2004 and 2005 by $450,000, $95,000 and $83,000, respectively.

4.
Amounts incurred to obtain additional patent protection ( reported as intangible assets) for the e3 Supercell technology should have been fully impaired on a current basis because the Company could not reasonably predict the future revenues, expenses and cash flows associated with the potential commercialization of those patents. In the restated financial statements, approximately $177,000 will be impaired (written off) in 2004 and 2005, as the costs were incurred, and the associated balance sheet asset will be eliminated. The determination that the patents were impaired for accounting purposes has no effect on the viability of, or the Company’s ownership rights to, this intellectual property.

5.
Certain stock issuance transactions in late 2003 and early 2004 should have been reported as compensatory transactions. In the restated financial statements, additional compensation expense of $48,953 will be reported for shares issued in compensatory transactions during the last quarter of 2003 and additional compensation expense of $64,800 will be reported for shares issued in compensatory transactions during the first quarter of 2004.

6.
Other adjustments, reclassifications, and timing adjustments which will change the amounts previously reported in the financial statements have been identified. Included within these adjustments will be restatements due to foreign currency gain or loss and translation related to the items noted above.

The Audit Committee preliminarily concluded its considerations of the above-cited adjustments on April 3, 2007, after consultation with the Company’s external independent auditors, FMB, as the Audit Committee deemed necessary. FMB has not yet completed their audit of the years 2003 and 2004, nor have they completed their reexamination of 2005 to audit the carry forward adjustments. The audit committee continues its review. Accordingly, the amounts cited above may be adjusted as the final amounts are calculated. The company believes any further adjustments, beyond those referenced above, will not be material.

The audit committee, in consultation with third-party experts, pursuant to inquiries from the SEC, also considered whether the financial statements should be restated to consolidate the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the “Mega-C Trust”) pursuant to the guidance provided by Financial Interpretation 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (FIN 46R). Additionally the audit committee considered whether all the shares issued in the reorganization transaction with Tamboril on December 31, 2003 should be considered outstanding pursuant to FASB Statement 128, Earnings per Share (FAS 128), and related accounting literature. As of this report, the audit committee is not prepared to comment on any changes which might be needed because of these items. Currently, these complex matters remain under consideration by the audit committee and FMB with expectations by both that resolution will be forthcoming.

Until the company’s assessment and FMB’s re-audit is completed, the Company is unable to fully estimate the effects of the errors that may exist in our consolidated financial statements, therefore, you should continue not to rely on our audited financial statements for the years ended December 31, 2003, 2004 and 2005, and our interim financial statements for the periods ended March 31, June 30 and September 30 of 2004 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2007

Axion Power International, Inc.

By: /s/ Thomas Granville
Thomas Granville
Chief Executive Officer